UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

75 Ninth Avenue, New York, New York 10011

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Effective December 22, 2008, Charles W. Horsey was appointed to serve as the Chief Operating Officer of ‘mktg, inc.’ (the “Company”). Mr. Horsey, 40, originally joined the Company as an Executive Vice President on June 30, 2008 upon the Company’s acquisition of 3 For All Partners, LLC d/b/a mktgpartners (“mktgpartners”). Mr. Horsey helped found mktgpartners in 2003 and served as its Chief Executive Officer from January 2007 until it was acquired by the Company. Under Mr. Horsey’s leadership, mktgpartners’ revenues grew to more than $14 million in 2007 in only its fourth full year of operation. Previously, from 1992 until co-founding mktgpartners, Mr. Horsey held various positions in the Contemporary Marketing division of Clear Channel Communications, Inc., culminating with his appointment as Chief Executive Officer of that division. In that latter capacity, Mr. Horsey integrated and was responsible for offices in New York, Atlanta, Charlotte and San Francisco, and oversaw significant growth.

          As previously reported, the assets of 3 For All Partners, LLC were acquired by the Company for consideration consisting of $3.25 million in cash and 332,226 shares of the Company’s Common Stock. In connection with the acquisition, Mr. Horsey entered into a three-year Employment Agreement with the Company providing for an annual base salary of $266,106, the issuance to Mr. Horsey of 69,767 shares of restricted Common Stock of the Company vesting over a five-year period, and eligibility to receive an annual bonus targeted at 40% of base salary. In addition, pursuant to the Employment Agreement, in the event that Mr. Horsey’s employment is terminated by the Company without “Cause” or by Mr. Horsey for “Good Reason”, Mr. Horsey will be entitled to six months severance pay.

          In connection with his appointment as the Company’s Chief Operating Officer, the Company entered into an Amendment to Employment Agreement with Mr. Horsey under which Mr. Horsey’s base salary was increased to $330,000 per annum and he was awarded 100,000 shares of restricted Common Stock. Such shares vest in tranches upon the achievement of operating milestones related to increases in the Company’s operating income, and are also subject to vesting on the five-year anniversary following Mr. Horsey’s appointment and in the event of his termination without “Cause” within 18 months following a change in control of the Company. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of a Restricted Stock Agreement between the Company and Mr. Horsey which has been filed as an Exhibit to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit 10.1	Employment Agreement, dated June 30, 2008, between the Company and Charles Horsey

Exhibit 10.2	Amendment to Employment Agreement, dated December 22, 2008, between the Company and Charles Horsey

Exhibit 10.3	Restricted Stock Agreement, dated December 22, 2008, between the Company and Charles Horsey

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2008

‘mktg, inc.’

By:	/s/ Fred Kaseff

Fred Kaseff,
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 10.1	Employment Agreement, dated June 30, 2008, between the Company and Charles Horsey

Exhibit 10.2	Amendment to Employment Agreement, dated December 22, 2008, between the Company and Charles Horsey

Exhibit 10.3	Restricted Stock Agreement, dated December 22, 2008, between the Company and Charles Horsey